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                                   EXHIBIT 23

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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1995 on the financial statements of Fortis Benefits Insurance Company and our report dated March 24, 1995 on the financial statements of Fortis Benefits Insurance Company Variable Account D in the Registration Statement on Form S-1 and related Prospectus being filed under the Securities Act of 1933 for the registration of flexible premium deferred combination variable and fixed annuity contracts



/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 29, 1996